EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-44337, 333-17613, 333-68767, 333-93735, 333-44002, and
333-68208) of CTC Communications Group, Inc. of our report dated February 15, 2002, except for Note 6 and the last paragraph of Note 7, as to which the date is March 6, 2002, with respect to the consolidated financial statements and schedule of CTC Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




						/s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2002